       As filed with the Securities and Exchange Commission on October 20, 2000
                                                Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                  APERIAN, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                           74-291167
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                              1121 EAST 7TH STREET
                               AUSTIN, TEXAS 78702
          (Address of principal executive offices, including zip code)


                     APERIAN, INC. 2000 STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                                   ----------

                                 Robert J. Gibbs
                      President and Chief Executive Officer
                              1121 East 7th Street
                               Austin, Texas 78702
                                 (512) 476-6925

     (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                   COPIES TO:

            Peter E. Lorenzen                       Jeffrey A. Chapman
              Aperian, Inc.                       Vinson & Elkins L.L.P.
      14131 Midway Road, Suite 800               3700 Trammell Crow Center
          Addison, Texas 75001                       2001 Ross Avenue
             (972) 851-3519                      Dallas, Texas 75201-2975
                                                      (214) 220-7797

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         TITLE OF SECURITIES             AMOUNT TO BE      PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
         TO BE REGISTERED               REGISTERED(1)     OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
                                                                 SHARE              PRICE(1)(2)
------------------------------------- ------------------ -------------------- -------------------- -----------------
Common Stock, $0.01 par value          666,667 shares           (2)                $ 9,775,847          $  2,580.82

====================================================================================================================

(1) Consists of shares of Common Stock that may be issuable under the Registrant's 2000 Stock Option Plan described herein. Pursuant to Rule 416(c) under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares registered under the Plans are also being registered hereunder.

(2) Estimated solely for calculating the registration fee pursuant to Rule 457(h), based on an average exercise price of $18.95 per share (as to 475,130 shares for which the exercise price has been determined), plus the average of the high and low prices for the Common Stock on October 18, 2000 as reported on the Nasdaq National Market (as to 191,537 shares for which the exercise price is not known).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information called for in Part I of Form S-8 will be provided to participants in the 2000 Stock Incentive Plan of Aperian, Inc. (the "Company" or the "Registrant") with respect to which this Registration Statement on Form S-8 (this "Registration Statement") relates. Such information is not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities Act of 1933 (the "Securities Act") and the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Incorporated by reference are the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

         o The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2000, as amended by Form 10-KSB/A, filed with the SEC on July 28, 2000;

         o Current report on Form 8-K, filed with the SEC on August 3, 2000;

         o Current report on Form 8-K, filed with the SEC on August 9, 2000;

         o Quarterly report on Form 10-QSB for the quarter ended June 30, 2000, filed with the SEC on August 14, 2000;

         o Current report on Form 8-K, filed with the SEC on September 11, 2000;

         o All other reports filed by the Registrant with the Commission in compliance with Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 2000; and

         o The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8A, filed with the Commission on October 10, 2000 (File Number 0-8146).

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our amended and restated articles of incorporation state that we may indemnify each of our directors, officers, employees, or agents to the full extent permitted by the laws of the State of Delaware. Our amended and restated articles of incorporation will provide that directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for:

         o any breach of a director's duty of loyalty to Aperian or its stockholders;

         o acts or omissions that are not in good faith or that involve intentional misconduct or knowing violation of the law;

         o unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporation Law; and

         o any transaction in which the director derived an improper personal benefit.

         We are putting into place indemnification agreements with our directors and intend to enter into indemnification agreements with any new directors in the future.

         We may also purchase and maintain insurance to provide indemnification.

         Though indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or person controlling us under the provisions outlined above, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8. EXHIBITS.

         4.1      Aperian, Inc. 2000 Stock Option Plan*

         5.1      Opinion of Peter E. Lorenzen, General Counsel*

         23.1     Consent of Ernst & Young LLP*

         23.2     Consent of Peter E. Lorenzen (included as part of Exhibit 5.1)

         24 Power of Attorney (set forth on the signature pages of the registration statement)
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         *  Filed herewith.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 17 day of October, 2000.

                                       APERIAN, INC.
                                       (Registrant)

                                       By: /s/ ROBERT J. GIBBS
                                          ------------------------------------
                                               Robert J. Gibbs, President and
                                               Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Robert J. Gibbs, Douglas W. Banister and Peter E. Lorenzen, and each of them (with full power in each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Commission, any and all amendments, exhibits, certificates, and other documents in connection therewith, in connection with the registration under the Securities Act, of shares of Common Stock issuable pursuant to the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below in the City of Austin, State of Texas.

         Name                                                 Title                                       Date
         ----                                                 -----                                       ----
/s/ ROBERT J. GIBBS                                  President, Chief Executive                   October 17, 2000
------------------------------------                 Officer and Director
Robert J. Gibbs

/s/ DOUGLAS W. BANISTER                              Chief Financial Officer and                  October 17, 2000
------------------------------------                 Vice President of Finance
Douglas W. Banister

                                                     Director
------------------------------------
Jack C. Baum

/s/ CHRISTOPHER BRICKLER                             Director                                     October 17, 2000
------------------------------------
Christopher Brickler

                                                     Director
------------------------------------
Donald H. Brush, Ph.D.

                                                     Director
------------------------------------
Daniel S. Dornier

/s/ STEPHEN J. METZGER                               Director                                     October 17, 2000
------------------------------------
Stephen J. Metzger

/s/ HUMBERT B. POWELL, III.                          Director                                     October 17, 2000
------------------------------------
Humbert B. Powell, III

/s/ DAVINDER SETHI                                   Director                                     October 17, 2000
------------------------------------
Davinder Sethi

/s/ RAYMOND WICKI                                    Director                                     October 17, 2000
------------------------------------
Raymond Wicki

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER             DESCRIPTION
   ------             -----------
    4.1               Aperian, Inc. 2000 Stock Incentive Plan*

    5.1               Opinion of Peter E. Lorenzen, General Counsel*

    23.1              Consent of Ernst & Young LLP*

    23.2              Consent of Peter E. Lorenzen (included as part of
                      Exhibit 5.1)

    24 Power of Attorney (set forth on the signature page of the registration statement)

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         * Filed herewith.